SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 29, 2004

HUDSON VALLEY HOLDING CORP. (Exact Name of Registrant as Specified in Charter)

New York	030525	13-3148745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 Scarsdale Road, Yonkers, New York	10707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(914) 961-6100

Item 5. Other Events and Regulation FD Disclosure.

        On June 30, 2004, Hudson Valley Holding Corp., the bank holding company for Hudson Valley Bank (the “Bank”), issued a press release announcing the signing of a definitive Acquisition Agreement pursuant to which the Bank will acquire all of the capital stock of A.R. Schmeidler & Co., Inc. The shareholders of A.R. Schmeidler & Co., Inc. will receive an up-front payment of approximately $7.1 million, subject to closing adjustments. The shareholders will also receive annual cash earn out payments equal to 80% of the annual pre-tax earnings (as defined) of the acquired company during the five years after the closing of this transaction. The shareholders will also be entitled to receive up to 30,000 shares of Hudson Valley Holding Corp. common stock based on the achievement of certain pre-tax earnings levels of A.R. Schmeidler & Co., Inc. and compliance with other provisions of the Acquisition Agreement. The earn out payments are subject to adjustments in certain cases and the payout in shares is subject to acceleration in certain cases. The descriptions contained herein are qualified in their entirety by the terms of the Acquisition Agreement. Copies of the Acquisition Agreement, with exhibits, and the press release are attached as Exhibits to this Form 8-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhbiits

(c)	Exhibits.

Exhibit No.	Title

10.9	Acquisition Agreement dated June 29, 2004 by and among the shareholders of A.R. Schmeidler & Co., Inc., as Sellers, A.R. Schmeidler & Co., Inc., Hudson Valley Bank, as Buyer, and Hudson Valley Holding Corp.

99.1	Press Release dated June 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2004	HUDSON VALLEY HOLDING CORP. By: STEPHEN R. BROWN —————————————— Name: Stephen R. Brown Title: Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.9	Acquisition Agreement dated June 29, 2004 by and among the shareholders of A.R. Schmeidler & Co., Inc., as Sellers, A.R. Schmeidler & Co., Inc., Hudson Valley Bank, as Buyer, and Hudson Valley Holding Corp.

99.1	Press Release dated June 30, 2004.